UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

ICF Emergency Management Services, LLC (“ICF EMS”), a wholly-owned subsidiary of ICF International, Inc. (“ICF”) , and the State of Louisiana, through the Division of Administration, Office of Community Development (“OCD”), have entered into a Sixth Amendment of Contract (the “Sixth Amendment”) last dated November 6, 2007. The Sixth Amendment amended the contract dated June 12, 2006 (the “Initial Contract”) between ICF EMS and OCD.

The Sixth Amendment modifies certain labor categories and rates and per unit prices for Phases Two and Three of the Project.

Item 9.01	Financial Statements and Exhibits

10.1	Sixth Amendment between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: November 7, 2007	By:	/s/ Judith Kassel
Judith Kassel
General Counsel and Secretary

Exhibit Index

Exhibit No.	Document

10.1	Sixth Amendment between ICF Emergency Management Services, LLC and the State of Louisiana, through the Division of Administration, Office of Community Development.